UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

               Date of Earliest Reported Event: April 23, 2009


                             INNOVA PURE WATER, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-29746                  59-2567034
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                       8528 Davis Boulevard, Suite 134-210
                         North Richland Hills, TX 76180
               (Address of Principal Executive Offices) (Zip Code)


                                 (520) 742-0007
              (Registrant's telephone number, including area code)
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

On April 23, 2009 David L. Zich resigned as President of the Company but will continue to serve as Chief Executive Officer. Mr. Zich will remain the Chairman of the Board of Directors.

Subsequently, on April 23, 2009, Jim Davisson accepted an appointment as President of the Company. Mr. Davisson will continue his position as Secretary and Treasurer to the Company which he has held since 2005. In addition, Mr. Davisson will continue to serve as Secretary to the Board of Directors. Mr. Davisson has previously served in various capacities in the commercial banking industry including the presidency of a community bank in the Dallas/Ft.Worth Metroplex.

ITEM 8.01 OTHER EVENTS

RESUMPTION OF SHIPMENTS TO PREVIOUS AND CURRENT CUSTOMERS AND DISTRIBUTORS

On or about March 15, 2009 Innova Pure Water, Inc. resumed shipments to its customers who had unfulfilled orders dating back to the previous year. A reaffirmation of a previously booked deal solidified the company's position with a customer and the company looks forward to a healthy relationship with them in the future.

The company has identified many of its previous customers and have contacted them in an effort to re-capture sales and distribution opportunities world-wide.

IDENTIFICATION AND CONSTRUCTION OF A GO-FORWARD BUSINESS PLAN FOR INNOVA PURE WATER, INC.

The Officers and Directors of Innova Pure Water, Inc. are currently working on a restructured business plan for the company. The plan will focus on existing technologies that are owned or licensed by the company, and will add new technologies and products to its base of product offerings. The new technologies include an emphasis on green products and services such as Solar Energy Products, Wind Energy Products and Re-cycled Water Retention and Reclamation Products that will complement our current Renewable Personal Water Products.

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
                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INNOVA PURE WATER, INC.


April 30, 2009                             By: /s/ David L. Zich
                                               ---------------------------------
                                               David L. Zich
                                               Chief Executive Officer, Director

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